Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan of BioXcel Therapeutics, Inc. of our report dated March 22, 2024, with respect to the consolidated financial statements of BioXcel Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

April 3, 2024